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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


     We consent to the incorporation by reference in the following registration statement of First National Corporation - Form S-3, Registration No. 333-34148 - and in the prospectus related to it, of our report dated January 25, 2001, with respect to the consolidated financial statements of First National Corporation included in the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2000.


                        /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
March 30, 2001